SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

RUTH’S CHRIS STEAK HOUSE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	72-1060618
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3321 Hessmer Avenue Metairie, LA	70002
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to: General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to: General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates: 333-124285

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of Ruth’s Chris Steak House, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-124285) (the “Registration Statement”) originally filed by the Registrant with the Securities and Exchange Commission on April 25, 2005, including exhibits and as amended, which is incorporated herein by reference. Any Prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Number	Description

1.	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Form of Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.

3.	Form of Certificate of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement.

4.

Shareholders Agreement among the Registrant, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC., First Union Investors, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P. and each of the stockholders of the Registrant identified as Investors therein, incorporated by reference to Exhibit 10.2 of the Registration Statement.

5.

Registration Agreement among the Registrant, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC, First Union Investors, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P. and each of the stockholders of the Registrant identified as Investors therein, incorporated by reference to Exhibit 10.3 of the Registration Statement.

6.

Amendment No. 1 to Registration Agreement among the Registrant, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC, First Union Investors, Inc., GS Mezzanine Partners, L.P., GS Mezzanine Partners Offshore, L.P. and each of the stockholders of the Registrant identified as Investors therein, incorporated by reference to Exhibit 10.22 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2005	RUTH’S CHRIS STEAK HOUSE, INC. (Registrant)

	By:	/s/ Thomas J. Pennison, Jr.
Name: Thomas J. Pennison, Jr. Title: Vice President, Finance and Chief Financial Officer